Item 77C

Scudder Income Fund and Scudder High Yield Opportunity Fund, each a series of SCUDDER PORTFOLIO TRUST

The Proxy Statement on Schedule 14A for Scudder Portfolio Trust (File No. 811-42), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 22, 2002.